Exhibit 4.1.6

Recording Requested By,

And After Recording, Return To:

WELLS FARGO BANK,

NATIONAL ASSOCIATION

MAC N9312-040

109 South 7th Street, 4th Floor

Minneapolis, MN 55402

Telecopier:  (612) 341-2472

Attention:  Becky A. Koehler

THE TOTAL AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE SHALL NOT EXCEED, AT ANY ONE TIME, THE SUM OF $15,000,000 AS TO THE PROPERTY LOCATED IN THE STATE OF KANSAS, INCLUDING WITHOUT LIMITATION THE COUNTIES OF ATCHISON, POTTAWATOMIE AND WYANDOTTE.

AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND LEASES,

SECURITY AGREEMENT AND FIXTURE FILING

THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made effective as of August 31, 2009, by MGP INGREDIENTS, INC., a Kansas corporation (“Mortgagor”), to WELLS FARGO BANK, NATIONAL ASSOCIATION (“Mortgagee”).

PRELIMINARY STATEMENTS

A.             Mortgagor executed that certain Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated August 19, 2009 which was recorded on August 26, 2009, in Book 577, Page 39 in the office of the Register of Deeds of Atchison County, Kansas (the “Original Mortgage”).

B.             Mortgagor and Mortgagee desire to amend and restate the Original Mortgage in its entirety with the terms and conditions as set forth herein.

C.             The principal indebtedness of $15,000,000.00 stated in this Mortgage and secured by the lien of this Mortgage is the same principal indebtedness covered by the Original Mortgage and secured by the lien of the Original Mortgage, which secured an original principal indebtedness of $15,000,000.00.

D.             Mortgagor paid the mortgage registration fee due upon the recording of the Original Mortgage with respect to the amount of the lien of such mortgage and because the amount of the lien of this amended Mortgage is equal to the amount of the lien of the Original Mortgage, no additional mortgage registration fee is due and owing upon the recording of this amended Mortgage.

E.              The preliminary statements set forth above are accurate, represent the intent of the parties hereto and are incorporated herein by reference.

ARTICLE I.  MORTGAGE

1.1        Grant.  For the purposes and upon the terms and conditions in this Mortgage, Mortgagor irrevocably mortgages, warrants, grants, conveys and assigns to Mortgagee, with the right of entry and possession, Mortgagor’s interest in: (a) all real property located in Atchison, Pottawatomie and Wyandotte County, Kansas, and described on Exhibit A attached hereto; (b) all easements, rights-of-way and rights used in connection with or as a means of access to any portion of said real property; (c) all tenements, hereditaments and appurtenances thereof and thereto; (d) all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining said real property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with said real property; (e) all buildings, improvements and landscaping now or hereafter erected or located on said real property; (f) all development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, said real property; (g) all mineral rights, oil and gas rights, air rights, water or water rights owned by Mortgagor, including without limitation, all wells, canals, ditches and reservoirs of any nature and all rights thereto, appurtenant to or associated with said real property, whether decreed or undecreed, tributary or non-tributary, surface or underground, appropriated or unappropriated, and all shares of stock in any water, canal, ditch or reservoir company, and all well permits, water service contracts, drainage rights and other evidences of any such rights; (h) all, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and (i) all interest or estate which Mortgagor now has or may hereafter acquire in said real property and all additions and accretions thereto, and all awards or payments made for the taking of all or any portion of said real property by eminent domain or any proceeding or purchase in lieu thereof, or any damage to any portion of said real property (collectively, the “Subject Property”).  The listing of specific rights or property shall not be interpreted as a limitation of general terms.

1.2        Grant of Security Interest; Security Agreement.  This Mortgage is intended to be a security agreement pursuant to the Kansas Uniform Commercial Code (“UCC”) for any items of personal property specified above as part of the Subject Property which, under applicable law, may be subject to a security interest pursuant to the Kansas Uniform Commercial Code and which are not herein effectively made part of the real property, and Mortgagor hereby grants Mortgagee a security interest in said personal property, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness and other obligations of Mortgagor now or hereafter secured by this Mortgage, all of which shall be deemed part of the Subject Property.  Mortgagor authorizes the filing of financing and continuation statements covering said personal property from time to time and in such form as Mortgagee may require to perfect and continue the perfection of Mortgagee’s lien or security interest with respect to said personal property and all the Subject Property.  Mortgagor shall pay all costs of filing such statements and renewals and releases thereof and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may reasonably require.  Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created any other security interest in any part of said Subject Property, including replacements and additions thereto.  Upon the occurrence of any default of Mortgagor hereunder, Mortgagee shall have the rights and remedies of a secured party under the UCC as well as all other rights and remedies available at law or in equity, and, at Mortgagee’s option, Mortgagee may also invoke the remedies provided in Article V of this Mortgage as to such personal property and all the portions of the Subject Property which are personal property.

1.3        Fixture Filing.  Certain of the Subject Property is or will become “fixtures” (as that term is defined in the UCC) on the Subject Property.  Upon recording this Security Instrument in the real property records, this Security Instrument shall be effective as a financing statement filed as a fixture filing.  In addition, a carbon, photographic or other reproduction of this Security Instrument and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.  The filing of any other financing statement relating to any personal property rights or interests described herein shall not be construed to diminish any right or priority hereunder.

1.4        Address.  The address of the Subject Property (if known) is:

Atchison County:	1101 Commercial, 1100 Main, 1200 Main and 1300 Main, Atchison, Kansas 66002

Pottawatomie County:	210 South Leonard Street, Onaga, Kansas 66521–9796

Wyandotte County:	16 Kansas Avenue, Kansas City, Kansas 66105–1429.

Neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Subject Property as described on Exhibit A.  In the event of any conflict between the provisions of Exhibit A and said address, Exhibit A shall control.

ARTICLE II.  OBLIGATIONS SECURED

2.1        Obligations Secured.  Mortgagor makes this grant and assignment for the purpose of securing the following obligations (each, a “Secured Obligation” and collectively, the “Secured Obligations”):

(a)        payment to Mortgagee of all sums at any time owing and performance of all other obligations arising under or in connection with that certain promissory note (“Note”) dated as of July 21, 2009, in the principal amount of Twenty Five Million and N0/100 Dollars ($25,000,000), with interest as provided therein, executed by Mortgagor and payable to Mortgagee or its order, together with the payment and performance of any other indebtedness or obligations incurred in connection with the credit accommodation evidenced by the Note, whether or not specifically referenced therein; and

(b)        payment and performance of all obligations of Mortgagor under this Mortgage, together with all advances, payments or other expenditures made by Mortgagee as or for the payment or performance of any such obligations of Mortgagor; and

(c)        payment and performance of all obligations, if any, and the contracts under which they arise, which any rider attached to and recorded with this Mortgage recites are secured hereby; and

(d)        payment to Mortgagee of all liability, whether liquidated or unliquidated, defined, contingent, conditional or of any other nature whatsoever, and performance of all other obligations, arising under any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) at any time entered into with Mortgagee in connection with any Secured Obligation; and

(e)        payment and performance of all future advances and other obligations that the then record owner of the Subject Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when any such advance or other obligation is evidenced by a writing which recites that it is secured by this Mortgage; and

(f)         all modifications, extensions and renewals of any of the Secured Obligations (including without limitation, (i) modifications, extensions or renewals at a different rate of interest, or (ii) deferrals or accelerations of the required principal payment dates or interest payment dates or both, in whole or in part), however evidenced, whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2        Obligations.  The term “obligations” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, joint or several, including without limitation, all principal, interest, charges, including prepayment charges and late charges, and loan fees at any time accruing or assessed on any Secured Obligation.

2.3        Incorporation.  All terms of the Secured Obligations are incorporated herein by this reference.  All persons who may have or acquire an interest in the Subject Property are hereby deemed to have notice of the terms of the Secured Obligations and to have notice, if provided therein, that:  (a) the Note or any other Secured Obligation may permit borrowing, repayment and reborrowing;  and (b) the rate of interest on one or more of the Secured Obligations may vary from time to time.

2.4        Future Advances.  This Mortgage secures all future advances and obligations under the Secured Obligations up to the maximum principal sum of $15,000,000 (the “Maximum Sum”) for the subject property located in the State of Kansas pursuant to K.S.A. 58-2236.  The total amount of obligations and advances secured hereby may decrease or increase from time to time, provided that the amount of the lien shall not at any time exceed the Maximum Sum, all accrued interest thereon, and all amounts (other than principal) payable by any obligor under the Secured Obligations, including, without limitation, all taxes and insurance premiums paid or advanced by Mortgagee with respect to the Subject Property, all costs of enforcing and foreclosing on the lien of this Mortgage, and all sums expended or incurred for the protection of the security interest hereby created in the Subject Property, regardless whether the foregoing was advanced, paid, incurred or expended prior to the date hereof or at any future time or times.

ARTICLE III.  ASSIGNMENT OF RENTS

3.1        Assignment.  For the purposes and upon the terms and conditions set forth herein, Mortgagor irrevocably assigns to Mortgagee all of Mortgagor’s right, title and interest in, to and under all leases, licenses, rental agreements and other agreements of any kind relating to the use or occupancy of any of the Subject Property, whether existing as of the date hereof or at any time hereafter entered into, together with all guarantees of and security for any tenant’s or lessee’s performance thereunder, and all amendments, extensions, renewals and modifications thereto (each, a “Lease” and collectively, the “Leases”), together with any and all other rents, issues and profits of the Subject Property (collectively, “Rents”).  This assignment shall not impose upon Mortgagee any duty to produce Rents from the Subject Property, nor cause Mortgagee to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor or landlord under any Lease; or (c) responsible for any waste committed by any person or entity at any time in possession of the Subject Property or any part thereof, or for any dangerous or defective condition of the Subject Property, or for any negligence in the management, upkeep, repair or control of the Subject Property.  This is an absolute assignment, not an assignment for security only, and Mortgagee’s right to Rents is not contingent upon and may be exercised without taking possession of the Subject Property.  Mortgagor agrees to execute and deliver to Mortgagee, within five (5) days of Mortgagee’s written request, such additional documents as Mortgagee may reasonably request to further evidence the assignment to Mortgagee of any and all Leases and Rents.  Mortgagee, at Mortgagee’s option and without notice, may notify any lessee or tenant of this assignment of the Leases and Rents.

3.2        Protection of Security.  To protect the security of this assignment, Mortgagor agrees:

(a)        At Mortgagor’s sole cost and expense:  (i) to perform each obligation to be performed by the lessor or landlord under each Lease and to enforce or secure the performance of each obligation to be performed by the lessee or tenant under each Lease; (ii) not to modify any Lease in any material respect, i.e. affecting the rent or other payments, length of term, identity of tenant, or substantially affect the landlord’s or tenant’s obligations thereunder; nor accept surrender under or terminate the term of any Lease; (iii) not to anticipate the Rents under any Lease; and (iv) not to waive or release any lessee or tenant of or from any Lease obligations.  Mortgagor assigns to Mortgagee all of Mortgagor’s right and power to modify the terms of any Lease (except for nonmaterial modifications as described above), to accept a surrender under or terminate the term of or anticipate the Rents under any Lease, and to waive or release any lessee or tenant of or from any Lease obligations, and any attempt on the part of Mortgagor to exercise any such rights or powers without Mortgagee’s prior written consent shall be a breach of the terms hereof.

(b)        At Mortgagor’s sole cost and expense, to defend any action in any manner connected with any Lease or the obligations thereunder, and to pay all costs of Mortgagee, including reasonable attorneys’ fees, in any such action in which Mortgagee may appear.

(c)        That, should Mortgagor fail to do any act required to be done by Mortgagor under a Lease, then Mortgagee, but without obligation to do so and without notice to Mortgagor and without releasing Mortgagor from any obligation hereunder, may make or do the same in such manner and to such extent as Mortgagee deems necessary to protect the security hereof, and, in exercising such powers, Mortgagee may employ attorneys and other agents, and Mortgagor shall pay necessary costs and reasonable attorneys’ fees incurred by Mortgagee, or its agents, in the exercise of the powers granted herein.  Mortgagor shall give prompt notice to Mortgagee of any material default by any lessee or tenant under any Lease which continues beyond a reasonable cure period, and of any notice of default on the part of Mortgagor under any Lease received from a lessee or tenant thereunder, which continues beyond a reasonable cure period, together with an accurate and complete copy thereof.

(d)        To pay to Mortgagee immediately upon demand all sums expended under the authority hereof, including reasonable attorneys’ fees, together with interest thereon at the highest rate per annum payable under any Secured Obligation, and the same, at Mortgagee’s option, may be added to any Secured Obligation and shall be secured hereby.

3.3        License.  Mortgagee confers upon Mortgagor a license (“License”) to collect and retain the Rents as, but not before, they come due and payable, until the occurrence of any Default.  Upon the occurrence of any Default, the License shall be automatically revoked, and Mortgagee may, at Mortgagee’s option and without notice, either in person or by agent, with or without bringing any action, or by a receiver to be appointed by a court:  (a) enter, take possession of, manage and operate the Subject Property or any part thereof; (b) make, cancel, enforce or modify any Lease; (c) obtain and evict tenants, fix or modify Rents, and do any acts which Mortgagee deems proper to protect the security hereof; and (d) either with or without taking possession of the Subject Property, in its own name, sue for or otherwise collect and receive all Rents, including those past due and unpaid, and apply the same in accordance with the provisions of this Mortgage.  The entering and taking possession of the Subject Property, the collection of Rents and the application thereof as aforesaid, shall not cure or waive any Default, nor waive, modify or affect any notice of default hereunder, nor invalidate any act done pursuant to any such notice.  The License shall not grant to Mortgagee the right to possession, except as provided in this Mortgage.  Any indemnifications of Mortgagor in favor of Mortgagee hereunder shall not extend to actions taken by Mortgagee with respect to the Subject Property or the tenants or lessees after Mortgagee’s revocation of the License contained herein.

ARTICLE IV.  RIGHTS AND DUTIES OF THE PARTIES

4.1        Title.  Mortgagor warrants that, except as disclosed to Mortgagee prior to the date hereof in a writing which refers to this warranty, Mortgagor lawfully possesses and holds fee simple title to, or if permitted by Mortgagee in writing, a leasehold interest in, the Subject Property without limitation on the right to encumber, as herein provided, and that this Mortgage is a valid lien on the Subject Property and all of Mortgagor’s interest therein.

4.2        Taxes and Assessments.  Subject to the right, if any, of Mortgagor to contest payment of the following pursuant to any other agreement between Mortgagor and Mortgagee, Mortgagor shall pay prior to delinquency all taxes, assessments, levies and charges imposed: (a) by any public or quasi-public authority or utility company which are or which may become a lien upon or cause a loss in value of the Subject Property or any interest therein; or (b) by any public authority upon Mortgagee by reason of its interest in any Secured Obligation or in the Subject Property, or by reason of any payment made to Mortgagee pursuant to any Secured Obligation; provided however, that Mortgagor shall have no obligation to pay any income taxes of Mortgagee.  Promptly upon request by Mortgagee, Mortgagor shall furnish to Mortgagee satisfactory evidence of the payment of all of the foregoing.  Mortgagee is hereby authorized to request and receive from the responsible governmental and non-governmental personnel written statements with respect to the accrual and payment of any of the foregoing.

4.3        Performance of Secured Obligations.  Mortgagor shall promptly pay and perform each Secured Obligation when due.

4.4        Liens, Encumbrances and Charges.  Mortgagor shall immediately discharge any lien on the Subject Property not approved by Mortgagee in writing.  The preceding sentence does not apply to liens which are exceptions to the title of the Subject Property and which are actually set forth in (i) Title Commitment No. NCS-406260 dated July 29, 2009, issued by First American Title Insurance Company as to the Subject Property located in Atchison County, Kansas, (ii) Title Commitment No. NCS-406315 dated July 27, 2009, issued by First American Title Insurance Company as to the Subject Property located in Potawatomie County, Kansas or (iii) Title Commitment No. NCS-406269 dated July 23, 2009, issued by First American Title Insurance Company as to the Subject Property located in Wyandotte County, Kansas, nor liens arising hereafter for ordinary real estate taxes and assessments.  Except as otherwise provided in any Secured Obligation or other agreement with Mortgagee, Mortgagor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber the Subject Property, whether senior or subordinate hereto, including without limitation, any mechanics’ liens, although if Mortgagor feels that any mechanic’s lien is filed in excess of the true amount owing to the mechanic’s lien claimant, Mortgagor may (so long as Mortgagor has not committed any Default hereunder) upon depositing with Mortgagee an amount equal to such claim, contest the amount and validity of such mechanic’s lien, and during the entire period of such contest shall defend and indemnify Mortgagee against any loss, cost or expense incurred by Mortgagee thereby, and Mortgagor shall in any event pay the full amount of any final and nonappealable judgment resulting from such mechanic’s lien at least thirty (30) days before any sale or other execution resulting from such judgment is scheduled to take place.

4.5        Insurance.  Mortgagor shall insure the Subject Property against loss or damage by fire and such other risks as Mortgagee shall from time to time require.  Mortgagor shall carry public liability insurance, flood insurance as may be required by applicable law and such other insurance as Mortgagee may reasonably require and which is typical for commercial properties in the vicinity of and of similar nature to the Property, including without limitation, business interruption insurance or loss of rental value insurance.  Mortgagor shall maintain all required insurance at Mortgagor’s expense, under policies issued by companies and in form and substance reasonably satisfactory to Mortgagee (Mortgagee hereby agrees that mortgagor’s current insurers, of which Mortgagee has been advised, are satisfactory).  Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (a) the existence, nonexistence, form or legal sufficiency thereof; (b) the solvency of any insurer; or (c) the payment of losses.  All policies and certificates of insurance shall name Mortgagee as an additional loss payee, and shall provide that the insurance cannot be terminated as to Mortgagee except upon a minimum of ten (10) days’ prior written notice to Mortgagee.  Immediately upon any request by Mortgagee, Mortgagor shall deliver to Mortgagee duplicates of the original copies of all such policies or certificates, with receipts evidencing annual prepayment of the premiums.

4.6        Tax and Insurance Impounds.  In the event any Default occurs hereunder, and provided that a tax and insurance impound is not then being implemented by the holder of a mortgage on the Subject Property which is senior to the lien of this Mortgage, then at any time thereafter upon written notice from Mortgagee to Mortgagor, Mortgagor shall, until all Secured Obligations have been paid in full, pay to Mortgagee monthly, annually or as otherwise directed by Mortgagee an amount estimated by Mortgagee to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Subject Property and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, other hazard and mortgage insurance next due.  If Mortgagee determines that amounts paid by Mortgagor are insufficient for the payment in full of such taxes, assessments, levies and/or insurance premiums, Mortgagee shall notify Mortgagor of the increased amount required for the payment thereof when due, and Mortgagor shall pay to Mortgagee such additional amount within thirty (30) days after notice from Mortgagee.  All amounts so paid shall not bear interest, except to the extent and in the amount required by law.  So long as there is no Default, Mortgagee shall apply said amounts to the payment of, or at Mortgagee’s sole option release said funds to Mortgagor for application to and payment of, such taxes, assessments, levies, charges and insurance premiums.  If a Default exists, Mortgagee at its sole option may apply all or any part of said amounts to any Secured Obligation and/or to cure such Default, in which event Mortgagor shall be required to restore all amounts so applied, as well as to cure any Default not cured by such application.  Mortgagor hereby grants and transfers to Mortgagee a security interest in all amounts so paid and held in Mortgagee’s possession, and all proceeds thereof, to secure the payment and performance of each Secured Obligation.  Upon assignment of this Mortgage, Mortgagee shall have the right to assign all amounts collected and in its possession to its assignee, whereupon Mortgagee shall be released from all liability with respect thereto.  The existence of said impounds shall not limit Mortgagee’s rights under any other provision of this Mortgage or any other agreement, statute or rule of law.  Within ninety-five (95) days following full repayment of all Secured Obligations (other than as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing any Secured Obligation), or at such earlier time as Mortgagee in its discretion may elect, the balance of all amounts collected and in Mortgagee’s possession shall be paid to Mortgagor, and no other party shall have any right of claim thereto.

4.7        Damages; Insurance and Condemnation Proceeds.

(a)        (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Subject Property; (ii) all other claims and awards for damages to or decrease in value of the Subject Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Subject Property; and (iv) all interest which may accrue on any of the foregoing, are all (to the extent that such amounts are not being required to be paid to the holder of a mortgage on the Subject Property which is senior to the lien of this Mortgage) absolutely and irrevocably assigned to and shall be paid to Mortgagee.  In such event, at the absolute discretion of Mortgagee, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Mortgagee may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Secured Obligations in any order, and release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose.  In such event, Mortgagee may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided however, that in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure.

(b)        At its sole option, Mortgagee may permit insurance or condemnation proceeds held by Mortgagee to be used for repair or restoration but may impose any conditions on such use as Mortgagee deems necessary.

4.8        Maintenance and Preservation of Subject Property.  Subject to the provisions of any Secured Obligation, Mortgagor covenants:

(a)        to keep the Subject Property in good condition and repair;

(b)        except with Mortgagee’s prior written consent, not to remove or demolish the Subject Property, nor alter, restore or add to the Subject Property (except for the replacement of equipment or fixtures with like items of similar or greater value), nor initiate or acquiesce in any change in any zoning or other land classification which affects the Subject Property;

(c)        to restore promptly and in good workmanlike manner any portion of the Subject Property which may be damaged or destroyed, unless Mortgagee requires that all of the insurance proceeds be used to reduce the Secured Obligations as provided in the Section hereof entitled Damages; Insurance and Condemnation Proceeds;

(d)        to comply with and not to suffer violation of any or all of the following which govern acts or conditions on, or otherwise affect the Subject Property:  (i) laws, ordinances, regulations, standards and judicial and administrative rules and orders; (ii) covenants, conditions, restrictions and equitable servitudes, whether public or private; and (iii) requirements of insurance companies and any bureau or agency which establishes standards of insurability;

(e)        not to commit or permit waste of the Subject Property; and

(f)         to do all other acts which from the character or use of the Subject Property may be reasonably necessary to maintain and preserve its value.

4.9        Hazardous Substances; Environmental Provisions.  Mortgagor represents and warrants to Mortgagee to its actual knowledge as follows:

(a)        Except as disclosed to Mortgagee in writing prior to the date hereof, the Subject Property is not and has not been a site for the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws, as defined below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).

(b)        Except as disclosed to Mortgagee in Schedule 5.11 to the Credit and Security Agreement entered into between the Mortgagor and the Mortgagee dated July 21, 2009 (as same may be amended or replaced from time to time, the “Credit Agreement”), the Subject Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (collectively, the “Hazardous Materials Laws”), including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Federal Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time, and any other applicable federal, state or local environmental laws, and any rules or regulations adopted pursuant to any of the foregoing.

(c)        Except as disclosed to Mortgagee in Schedule 5.11 to the Credit Agreement, there are no claims or actions pending or threatened against Mortgagor or the Subject Property by any governmental entity or agency, or any other person or entity, relating to any Hazardous Materials or pursuant to any Hazardous Materials Laws.

(d)        Mortgagor hereby agrees to defend, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, successors and assigns, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, attorneys’ fees and expenses) which Mortgagee may incur as a direct or indirect consequence of the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of Hazardous Materials in, on, under or about the Subject Property.  Mortgagor shall pay to Mortgagee immediately upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid in full at the highest rate of interest applicable to any Secured Obligation.  MORTGAGOR’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE SHALL SURVIVE THE CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE OR PARTIAL RELEASE OF THIS MORTGAGE.

(e)        Mortgagor shall immediately advise Mortgagee in writing upon Mortgagor’s discovery of any occurrence or condition on the Subject Property, or on any real property adjoining or in the vicinity of the Subject Property, that does or could cause all or any part of the Subject Property to be contaminated with any Hazardous Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Subject Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.

4.10      Protection of Security.  Mortgagor shall, at Mortgagor’s sole expense:  (a) protect, preserve and defend the Subject Property and Mortgagor’s title and right to possession of the Subject Property against all adverse claims; (b) if Mortgagor’s interest in the Subject Property is a leasehold interest or estate, pay and perform in a timely manner all obligations to be paid and/or performed by the lessee or tenant under the lease or other agreement creating such leasehold interest or estate; and (c) protect, preserve and defend the security of this Mortgage and the rights and powers of Mortgagee under this Mortgage against all adverse claims.  Mortgagor shall give Mortgagee prompt notice in writing of the assertion of any claim, the filing of any action or proceeding, or the occurrence of any damage, condemnation offer or other action relating to or affecting the Subject Property and, if Mortgagor’s interest in the Subject Property is a leasehold interest or estate, of any notice of default or demand for performance under the lease or other agreement pursuant to which such leasehold interest or estate was created or exists.

4.11      Powers and Duties of Mortgagee.  Mortgagee may, upon written request, without obligation to do so or liability therefor and without notice:  (a) release all or any part of the Subject Property from the lien of this Mortgage; (b) consent to the making of any map or plat of the Subject Property; and (c) join in any grant of easement or declaration of covenants and restrictions with respect to the Subject Property, or any extension agreement or any agreement subordinating the lien or charge of this Mortgage.  Mortgagee may from time to time apply to any court of competent jurisdiction for aid and direction in the exercise or enforcement of its rights and remedies available under this Mortgage, and may obtain orders or decrees directing, confirming or approving acts in the exercise or enforcement of said rights and remedies.  Mortgagee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Mortgagor or Mortgagee shall be a party) unless held or commenced and maintained by Mortgagee under this Mortgage.

4.12      Compensation; Exculpation; Indemnification.

(a)        Mortgagor shall pay Mortgagee reasonable compensation for services rendered concerning this Mortgage, including without limitation, the providing of any statement of amounts owing under any Secured Obligation.  Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of:  (i) the exercise of any rights, remedies or powers granted to Mortgagee in this Mortgage; (ii) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of

Mortgagor under this Mortgage or any Lease or other agreement related to the Subject Property; or (iii) any loss sustained by Mortgagor or any third party as a result of Mortgagee’s failure to lease the Subject Property after any Default or from any other act or omission of Mortgagee in managing the Subject Property after any Default unless such loss is caused by the willful misconduct or gross negligence of Mortgagee; and no such liability shall be asserted or enforced against Mortgagee, and all such liability is hereby expressly waived and released by Mortgagor.

(b)        Mortgagor shall indemnify Mortgagee against, and hold Mortgagee harmless from, any and all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, costs of evidence of title, costs of evidence of value, and other expenses which Mortgagee may suffer or incur:  (i) by reason of this Mortgage; (ii) by reason of the performance of any act required or permitted hereunder or by law; (iii) as a result of any failure of Mortgagor to perform Mortgagor’s obligations; or (iv) by reason of any alleged obligation or undertaking of Mortgagee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Subject Property, including without limitation, the payment of any taxes, assessments, rents or other lease obligations, liens, encumbrances or other obligations of Mortgagor under this Mortgage.  Mortgagor’s duty to indemnify Mortgagee shall survive the payment, discharge or cancellation of the Secured Obligations and the release or satisfaction, in whole or in part, of this Mortgage.

(c)        Mortgagor shall pay all indebtedness arising under this Section immediately upon demand by Mortgagee, together with interest thereon from the date of demand until paid in full at the highest rate per annum payable under any Secured Obligation.  Mortgagee may, at its option, add any such indebtedness to any Secured Obligation.

4.13      Due on Sale or Encumbrance.  Except as permitted by the provisions of any Secured Obligation or applicable law, if the Subject Property or any interest therein shall be sold, transferred,mortgaged, assigned, encumbered or leased, whether voluntarily, involuntarily or by operation of law (each of which actions and events is called a “Transfer”), without Mortgagee’s prior written consent, THEN Mortgagee may, at its sole option, declare all Secured Obligations immediately due and payable in full.  Mortgagor shall notify Mortgagee in writing of each Transfer within ten (10) business days of the date thereof.

4.14      Releases, Extensions, Modifications and Additional Security.  Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Subject Property or in any manner obligated under any Secured Obligation (each, an “Interested Party”), Mortgagee may, from time to time, release any Interested Party from liability for the payment of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, accept additional security, and enforce, waive, subordinate or release all or a portion of the Subject Property or any other security for any Secured Obligation.  None of the foregoing actions shall release or reduce the personal liability of any Interested Party, nor release or impair the priority of the lien of this Mortgage upon the Subject Property.

4.15      Release of Mortgage.  Upon satisfaction in full of the Secured Obligations, Mortgagee, without warranty, shall deliver for recording in the appropriate real property records a satisfaction or release of Mortgage for the Subject Property, or that portion thereof then covered hereby, from the lien of this Mortgage.

4.16      Subrogation.  Mortgagee shall be subrogated to the lien of all encumbrances, whether or not released of record, paid in whole or in part by Mortgagee pursuant to this Mortgage or by the proceeds of any Secured Obligation.

4.17                  Mortgagor Different From Obligor (“Third Party Mortgagor”).  As used in this Section, the term “Obligor” shall mean each person or entity obligated in any manner under any of the Secured Obligations; and the term “Third Party Mortgagor” shall mean (1) each person or entity included in the definition of Mortgagor herein and which is not an Obligor under all of the Secured Obligations, and (2) each person or entity included in the definition of Mortgagor herein if any Obligor is not included in said definition.

(a)                         Representations and Warranties.  Each Third Party Mortgagor represents and warrants to Mortgagee that:  (i) this Mortgage is executed at an Obligor’s request; (ii) this Mortgage complies with all agreements between each Third Party Mortgagor and any Obligor regarding such Third Party Mortgagor’s execution hereof; (iii) Mortgagee has made no representation to any Third Party Mortgagor as to the creditworthiness of any Obligor; and (iv) each Third Party Mortgagor has established adequate means of obtaining from each Obligor on a continuing basis financial and other information pertaining to such Obligor’s financial condition.  Each Third Party Mortgagor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect such Third Party Mortgagor’s risks hereunder.  Each Third Party Mortgagor further agrees that Mortgagee shall have no obligation to disclose to any Third Party Mortgagor any information or material about any Obligor which is acquired by Mortgagee in any manner.  The liability of each Third Party Mortgagor hereunder shall be reinstated and revived, and the rights of Mortgagee shall continue if and to the extent that for any reason any amount at any time paid on account of any Secured Obligation is rescinded or must otherwise be restored by Mortgagee, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any amount so paid must be rescinded or restored shall be made by Mortgagee in its sole discretion; provided however, that if Mortgagee chooses to contest any such matter at the request of any Third Party Mortgagor, each Third Party Mortgagor agrees to indemnify and hold Mortgagee harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Mortgagee in connection therewith, including without limitation, in any litigation with respect thereto.

(b)                        Waivers.

(i)  Each Third Party Mortgagor waives any right to require Mortgagee to:  (A) proceed against any Obligor or any other person; (B) marshal assets or proceed against or exhaust any security held from any Obligor or any other person; (C) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any Obligor or any other person; (D) take any other action or pursue any other remedy in Mortgagee’s power; or (E) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Mortgagee as security for or which constitute in whole or in part the Secured Obligations, or in connection with the creation of new or additional obligations.

(ii)  Each Third Party Mortgagor waives any defense to its obligations hereunder based upon or arising by reason of: (A) any disability or other defense of any Obligor or any other person; (B) the cessation or limitation from any cause whatsoever, other than payment in full, of any Secured Obligation; (C) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any Obligor which is a corporation, partnership or other type of entity, or any defect in the formation of any such Obligor; (D) the application by any Obligor of the proceeds of any Secured Obligation for purposes other than the purposes represented by any Obligor to, or intended or understood by, Mortgagee or any Third Party Mortgagor; (E) any act or omission by Mortgagee which directly or indirectly results in or aids the discharge of any Obligor or any portion of any Secured Obligation by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Mortgagee against any Obligor; (F) any impairment of the value of any interest in any security for the Secured Obligations or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (G) any modification of any Secured Obligation, in any form whatsoever, including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, any Secured Obligation or any portion thereof, including increase or decrease of the rate of interest thereon; or (H) any requirement that Mortgagee give any notice of acceptance of this Mortgage.  Until all Secured Obligations shall have been paid in full, no Third Party Mortgagor shall have any right of subrogation, and each Third Party Mortgagor waives any right to enforce any remedy which Mortgagee now has or may hereafter have against any Obligor or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Mortgagee.  Each Third Party Mortgagor further waives all rights and defenses it may have arising out of: (1) any election of remedies by Mortgagee, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Secured Obligations, destroys such Third Party Mortgagor’s rights of subrogation or such Third Party Mortgagor’s rights to proceed against any Obligor for reimbursement; or (2) any loss of rights any Third Party Mortgagor may suffer by reason of any rights, powers or remedies of any Obligor in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging any Obligor’s obligations.

(iii)  If any of said waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective to the extent permitted by applicable law or public policy.

ARTICLE V.  DEFAULT PROVISIONS

5.1                        Default.  The occurrence of any of the following shall constitute a “Default” under this Mortgage: (a) Mortgagor shall fail to observe or perform any obligation or agreement contained herein; (b) any representation or warranty of Mortgagor herein shall prove to be incorrect, false or misleading in any material respect when made; or (c) any material default in the payment or performance of any obligation, or any defined event of default, under any provisions of the Note or any other contract, instrument or document executed in connection with, or with respect to, any Secured Obligation, which continues after the expiration of any applicable notice and right to cure provisions contained in the relevant document describing such event of default.

5.2                        Rights and Remedies.  Upon the occurrence of any Default, and at any time thereafter, Mortgagee shall have all the following rights and remedies:

(a)                         With or without notice, to declare all Secured Obligations immediately due and payable in full.

(b)                        With or without notice, without releasing Mortgagor from any Secured Obligation and without becoming a mortgagee in possession, to cure any Default of Mortgagor and, in connection therewith: (i) to enter upon the Subject Property and to do such acts and things as Mortgagee deems necessary or desirable to protect the security of this Mortgage, including without limitation, to appear in and defend any action or proceeding purporting to affect the security of this Mortgage or the rights or powers of Mortgagee hereunder; (ii) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Mortgagee, is senior in priority to this Mortgage, the judgment of Mortgagee being conclusive as between the parties hereto; (iii) to obtain, and to pay any premiums or charges with respect to, any insurance required to be carried hereunder; and (iv) to employ counsel, accountants, contractors and other appropriate persons to assist Mortgagee.

(c)                         To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Mortgage or to obtain specific enforcement of the covenants of Mortgagor under this Mortgage, and Mortgagor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy.  For the purposes of any suit brought under this subsection, Mortgagor waives the defenses of laches and any applicable statute of limitations.

(d)                        To apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Subject Property as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; or (iii) the filing of a notice of default; and Mortgagor consents to such appointment.

(e)                         To take and possess all documents, books, records, papers and accounts of Mortgagor or the then owner of the Subject Property; to make or modify Leases of, and other agreements with respect to, the Subject Property upon such terms and conditions as Mortgagee deems proper; and to make repairs, alterations and improvements to the Subject Property deemed necessary, in Mortgagee’s judgment, to protect or enhance the security hereof.

(f)                           Subject to the Kansas one-action rule, to resort to and realize upon the security hereunder and any other security now or later held by Mortgagee concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received in accordance with the Section hereof entitled Application of Foreclosure Sale Proceeds, all in such order and manner as Mortgagee shall determine in its sole discretion.

(g)                        Upon sale of the Subject Property at any judicial foreclosure, Mortgagee may credit bid (as determined by Mortgagee in its sole discretion) all or any portion of the Secured Obligations.  In determining such credit bid, Mortgagee may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Subject Property as such appraisals may be discounted or adjusted by Mortgagee in its sole underwriting discretion; (ii) expenses and costs incurred by Mortgagee with respect to the Subject Property prior to foreclosure; (iii) expenses and costs which Mortgagee anticipates will be incurred with respect to the Subject Property after foreclosure, but prior to resale, including without limitation, costs of structural reports and other due diligence, costs to carry the Subject Property prior to resale, costs of resale (e.g., commissions, attorneys’ fees, and taxes), Hazardous Materials clean-up and monitoring, deferred maintenance, repair, refurbishment and retrofit, and costs of defending or settling litigation affecting the Subject Property; (iv) declining trends in real property values generally and with respect to properties similar to the Subject Property; (v) anticipated discounts upon resale of the Subject Property as a distressed or foreclosed property; (vi) the existence of additional collateral, if any, for the Secured Obligations; and (vii) such other factors or matters that Mortgagee deems appropriate.  Mortgagor acknowledges and agrees that: (A) Mortgagee is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (B) this Section does not impose upon Mortgagee any additional obligations that are not imposed by law at the time the credit bid is made; (C) the amount of Mortgagee’s credit bid need not have any relation to any loan-to-value ratios specified in any agreement between Mortgagor and Mortgagee or previously discussed by Mortgagor and Mortgagee; and (D) Mortgagee’s credit bid may be, at Mortgagee’s sole discretion, higher or lower than any appraised value of the Subject Property.

5.3                        Application of Foreclosure Sale Proceeds.  After deducting all costs, fees and expenses of sale, including costs of evidence of title and attorneys’ fees in connection with a sale, all proceeds of any foreclosure sale shall be applied first, to payment of all Secured Obligations (including without limitation, all sums expended by Mortgagee under the terms hereof and not then repaid, with accrued interest at the highest rate per annum payable under any Secured Obligation), in such order and amounts as Mortgagee in its sole discretion shall determine; and the remainder, if any, to the person or persons legally entitled thereto.

5.4                        Application of Other Sums.  All Rents or other sums received by Mortgagee or any agent or receiver hereunder, less all costs and expenses incurred by Mortgagee or such agent or receiver, including reasonable attorneys’ fees, shall be applied to payment of the Secured Obligations in such order as Mortgagee shall determine in its sole discretion; provided however, that Mortgagee shall have no liability for funds not actually received by Mortgagee.

5.5                        No Cure or Waiver.  Neither Mortgagee’s or any receiver’s entry upon and taking possession of the Subject Property, nor any collection of Rents, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Mortgagee or any receiver shall impair the status of the security of this Mortgage, or cure or waive any breach, Default or notice of default under this Mortgage, or nullify the effect of any notice of default or sale (unless all Secured Obligations and any other sums then due hereunder have been paid in full and Mortgagor has cured all other Defaults), or prejudice Mortgagee in the exercise of any right or remedy, or be construed as an affirmation by Mortgagee of any tenancy, lease or option of the Subject Property or a subordination of the lien of this Mortgage.

5.6                        Costs, Expenses and Attorneys’ Fees.  Mortgagor agrees to pay to Mortgagee immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including court costs and reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Mortgagee’s in-house counsel), expended or incurred by Mortgagee pursuant to this Article V, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Mortgagee or any other person) relating to Mortgagor or in any way affecting any of the Subject Property or Mortgagee’s ability to exercise any of its rights or remedies with respect thereto.  All of the foregoing shall be paid by Mortgagor with interest from the date of demand until paid in full at the highest rate per annum payable under any Secured Obligation.

5.7                        Power to File Notices and Cure Defaults.  Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns as Mortgagor’s true attorney-in-fact to perform any of the following powers, which agency is coupled with an interest: (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest; and (b) upon the occurrence of any event, act or omission which with the giving of notice or the passage of time, or both, would constitute a Default, to perform any obligation of Mortgagor hereunder; provided however, that Mortgagee, as such attorney-in-fact, shall only be accountable for such funds as are actually received by Mortgagee, and Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to act under this Section.

5.8                        Remedies Cumulative; No Waiver.  All rights, powers and remedies of Mortgagee hereunder are cumulative and are in addition to all rights, powers and remedies provided by law or in any other agreements between Mortgagor and Mortgagee.  No delay, failure or discontinuance of Mortgagee in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.

5.9                        Waiver of Rights of Redemption.  Mortgagor hereby expressly waives and releases all statutory and equitable rights of redemption with respect to any foreclosure hereunder to which Mortgagor would otherwise be entitled under Kansas law, if any.

ARTICLE VI.  MISCELLANEOUS PROVISIONS

6.1                        No Merger.  No merger shall occur as a result of Mortgagee’s acquiring any other estate in, or any other lien on, the Subject Property unless Mortgagee specifically consents to a merger in writing.

6.2                        Execution of Documents.  Mortgagor agrees, upon demand by Mortgagee, to execute any and all documents and instruments required to effectuate the provisions hereof.

6.3                        Right of Inspection.  Mortgagee or its agents or employees may enter onto the Subject Property at any reasonable time for the purpose of inspecting the Subject Property and ascertaining Mortgagor’s compliance with the terms hereof.

6.4                        Notices.  All notices, requests and demands which Mortgagor or Mortgagee is required or may desire to give to the other party must be in writing, delivered to Mortgagee at the following address:

WELLS FARGO BANK, NATIONAL ASSOCIATION

MAC N9312-040
109 South 7th Street, 4th Floor
Minneapolis, MN 55402
Attention:  Becky A. Koehler

and to Mortgagor at its address set forth at the signature lines below, or at such other address as either party shall designate by written notice to the other party in accordance with the provisions hereof.

6.5                        Successors; Assignment.  This Mortgage shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided however, that this Section does not waive the provisions of the Section hereof entitled Due on Sale or Encumbrance.  Mortgagee reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Mortgagee’s rights and benefits under the Note, any and all other Secured Obligations and this Mortgage.  In connection therewith, Mortgagee may disclose all documents and information which Mortgagee now has or hereafter acquires relating to the Subject Property, all or any of the Secured Obligations and/or Mortgagor and, as applicable, any partners, joint venturers or members of Mortgagor, whether furnished by any Mortgagor or otherwise.

6.6                        Rules of Construction.  (a) When appropriate based on the identity of the parties or other circumstances, the masculine gender includes the feminine or neuter or both, and the singular number includes the plural; (b) the term “Subject Property” means all and any part of or interest in the Subject Property; (c) all Section headings herein are for convenience of reference only, are not a part of this Mortgage, and shall be disregarded in the interpretation of any portion of this Mortgage; (d) if more than one person or entity has executed this Mortgage as “Mortgagor,” the obligations of all such Mortgagors hereunder shall be joint and several; and (e) all terms of Exhibit A, and each other exhibit and/or rider attached hereto and recorded herewith, are hereby incorporated into this Mortgage by this reference.

6.7                        Severability of Provisions.  If any provision of this Mortgage shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Mortgage.

6.8                        Governing Law.  This Mortgage shall be governed by and construed in accordance with the laws of the State of Kansas.

6.9                        Waiver of Jury Trial.

THE MORTGAGOR AND THE MORTGAGEE WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY

OTHER LOAN DOCUMENT.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first set forth above.

Mortgagor:

MGP INGREDIENTS, INC.		Address
a Kansas corporation
100 Commercial Street
Atchison, KS 66002
By:	/s/ Timothy W. Newkirk
Name: Timothy W. Newkirk
Its: President

STATE OF Kansas )
) SS.

COUNTY OF Atchison          The foregoing instrument was acknowledged before me this 21st day of August, 2009, by Timothy W. Newkirk, the President of MGP Ingredients, Inc., a Kansas corporation.

/s/Marta L. Myers
Printed Name:Marta L. Myers
Notary Public in and for said County and State

My Commission Expires:01/03/2010

[SEAL]

EXHIBIT A

(Description of Property)

Exhibit A to Mortgage and Assignment of Rents and Leases executed by MGP Ingredients, Inc., a Kansas corporation, as Mortgagor, to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Mortgagee.

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF KANSAS, COUNTIES OF ATCHISON, POTTAWATOMIE AND WYANDOTTE, DESCRIBED AS FOLLOWS:

Description of Property located in Atchison County, Kansas

Customer Care Center (Parcel 34)
Flour Mill Parcel (Parcel 35)
Atchison Plant (All Other Parcels)

The land referred to herein is situated in the State of Kansas, County of Atchison, described as follows:

PARCEL 3:

WEST THIRTY-FIVE FEET (35’) OF LOT THREE (3), BLOCK TWENTY AND ONE-HALF (20½), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 4:

THE WEST HALF OF LOT TWO (2), IN BLOCK TWENTY AND ONE-HALF (20½), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 5:

LOT ONE (1) AND THE EAST HALF OF LOT TWO (2), IN BLOCK TWENTY AND ONE-HALF (20½), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 6:

THE EAST THIRTY-EIGHT AND THREE-FOURTHS FEET (38.75’) OF LOT THREE (3), BLOCK TWENTY AND ONE HALF (20½), IN THAT PART OF THE CITY OF ATCHISON KNOWN AND DESIGNATED AS WEST ATCHISON.

PARCEL 7:

THE EAST ONE-HALF (E½) OF LOT FOUR (4), BLOCK TWENTY AND ONE-HALF (20½) IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 8:

THE WEST ONE-HALF (W½) OF LOT FOUR (4), BLOCK TWENTY AND ONE-HALF (20½), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

1

PARCEL 9:

LOT FIVE (5) IN BLOCK TWENTY AND ONE-HALF (20½), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 10:

THE SOUTH THIRTY FEET (30’) OF LOT SIX (6), BLOCK TWENTY, WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 11:

THE NORTH NINETY FEET OF LOT SIX, IN BLOCK TWENTY IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, TOGETHER WITH THE WEST VACATED THIRTY FEET OF ROBERTS STREET, WHICH ABUT ON THE EAST OF SAID NORTH NINETY FEET OF LOT SIX.

PARCEL 12:

THE EAST (E) FORTY (40) FEET OF LOT SEVEN (LT 7), IN BLOCK TWENTY (BLK 20), IN WEST ATCHISON (WA), AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 13:

THE WEST THIRTY-THREE AND THREE-FOURTHS FEET (33¾) OF LOT SEVEN (7), THE EAST ELEVEN AND ONE-FOURTH FEET (11¼’) OF LOT EIGHT (8), BLOCK TWENTY (20), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 14:

THE EAST THIRTY FEET (30’) OF THE WEST SIXTY-TWO AND ONE-HALF FEET (62½’) OF LOT EIGHT (8), BLOCK TWENTY (20), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 15:

ALL OF THE WEST THIRTY-TWO AND ONE-HALF FEET (32½’) OF LOT EIGHT (8), BLOCK TWENTY (20), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 16:

THE EAST FORTY-SEVEN FEET (47’) OF LOT TEN (10), BLOCK TWENTY (20), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 17:

NORTH THIRTY FEET (30’) OF THE SOUTH SIXTY FEET (60’) OF LOT SIX (6), BLOCK TWENTY (20), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

2

PARCEL 18:

THE EAST FIFTY-EIGHT FEET (E 58’) OF LOT EIGHT (8), BLOCK TWENTY AND ONE-HALF (20½), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 19:

THE EAST (E) SEVENTY-THREE AND ONE-THIRD (73 1/3RD) FEET OF LOT SEVEN (LT 7), AND THE WEST (W) FIFTY-TWO (52) FEET OF LOT EIGHT (LT 8), BLOCK TWENTY AND ONE-HALF (BLK 20 ½) IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 20:

THE EAST THREE FEET (E 3’) AND NINE INCHES (9”) OF LOT SIX (6) AND THE WEST THIRTY-SIX FEET (W 36’) AND EIGHT INCHES (8”) OF LOT SEVEN (7), ALL IN BLOCK TWENTY AND ONE-HALF (20 ½) IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 21:

THE WEST EIGHTY-FIVE FEET (W 85’) OF LOT SIX (LT 6), IN BLOCK TWENTY AND ONE-HALF (BLK 20 ½), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 22:

LOT ELEVEN (LT 11) AND THE WEST (W) THIRTY (30) FEET OF VACATED ROBERTS STREET, ALL IN BLOCK TWENTY (BLK 20), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS.

PARCEL 23:

TRACT NO. 1

LOTS 1 TO 16, BOTH INCLUSIVE, BLOCK 21½, WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, TOGETHER WITH ALL ADJACENT TRACTS OUT OF THE STREETS AND ALLEYS ADJOINING SAID LOTS HERETOFORE ACQUIRED, BY REVERSION, UPON THE VACATION OF SAID STREETS AND ALLEYS.

TRACT NO. 2:

LOTS 9, 10 AND 11, BLOCK 21, WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, AND THE WEST 30 FEET OF VACATED ROBERTS STREET EAST OF AND ADJOINING SAID LOT 11, EXCEPT THE FOLLOWING DESCRIBED TRACT: BEGINNING AT A POINT 14 FEET EAST OF THE SOUTHEAST CORNER OF SAID LOT 11; THENCE EAST 16 FEET TO THE CENTER LINE OF ROBERTS STREET (NOW VACATED); THENCE NORTH ALONG SAID CENTER LINE 30 FEET; THENCE SOUTHWESTERLY 34 FEET TO THE POINT OF BEGINNING, TOGETHER WITH ALL ADJACENT TRACTS OUT OF THE STREETS AND ALLEYS ADJOINING THE TRACT ABOVE DESCRIBED HERETOFORE ACQUIRED, BY REVERSION, UPON THE VACATION OF SAID STREETS AND ALLEYS.

3

TRACT NO. 3:

LOT 6, BLOCK 21, WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, AND THE WEST 30 FEET OF VACATED ROBERTS STREET EAST OF AND ADJOINING SAID LOT, EXCEPT THE FOLLOWING DESCRIBED TRACT:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 6; THENCE EAST ALONG THE NORTH LINE OF SAID LOT AND THE EASTERLY CONTINUATION THEREOF 100 FEET; THENCE SOUTH 100 FEET; THENCE WEST 100 FEET TO A POINT ON THE WEST LINE OF SAID LOT 6; THENCE NORTH 100 FEET TO THE POINT OF BEGINNING, TOGETHER WITH ALL ADJACENT TRACTS OUT OF THE STREETS AND ALLEYS ADJOINING THE TRACT ABOVE DESCRIBED HERETOFORE ACQUIRED, BY REVERSION, UPON THE VACATION OF SAID STREETS AND ALLEYS.

TRACT NO. 4:

LOTS 1 TO 8, BOTH INCLUSIVE, BLOCK 50, L.C. CHALLISS ADDITION, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, TOGETHER WITH ALL ADJACENT TRACTS OUT OF THE STREETS AND ALLEYS ADJOINING SAID LOTS HERETOFORE ACQUIRED, BY REVERSION, UPON THE VACATION OF SAID STREETS AND ALLEYS.

TRACT NO. 5:

ALL THAT PART OF BLOCK 28, JOHN ROBERTS’ THIRD ADDITION, NOW VACATED, TOGETHER WITH A PORTION OF UTAH AVENUE ADJACENT THERETO, NOW VACATED, IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT ON THE SOUTH LINE OF UTAH AVENUE (NOW VACATED) APPROXIMATELY 165 FEET WEST OF THE NORTHEAST CORNER OF SAID BLOCK 28, MEASURED ALONG THE NORTH LINE OF SAID BLOCK (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF THE MISSOURI PACIFIC RAILROAD CO. TRACK NO. 17-137); THENCE SOUTHWESTERLY ALONG A LINE MAKING A SOUTHWEST ANGLE OF 54°14’ WITH SAID NORTH LINE OF SAID BLOCK 28 A DISTANCE OF 70 FEET TO A POINT (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF SAID TRACK 17-137); THENCE NORTHWESTERLY AT RIGHT ANGLES TO THE LAST DESCRIBED COURSE 10 FEET TO A POINT (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF THE MISSOURI PACIFIC RAILROAD CO. TRACK NO. 17-138); THENCE SOUTHWESTERLY ALONG A LINE TURNING AN ANGLE OF 82°53’ TO THE LEFT OF THE LAST DESCRIBED COURSE 80 FEET TO A POINT (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF SAID TRACK NO. 17-138); THENCE SOUTHWESTERLY ALONG A LINE TURNING AN ANGLE OF 10°03’ TO THE RIGHT OF THE LAST DESCRIBED COURSE 67.5 FEET TO A POINT (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF SAID TRACK NO. 17-138); THENCE SOUTHWESTERLY ALONG A LINE TURNING AN ANGLE OF 9°32’ TO THE RIGHT OF THE LAST DESCRIBED COURSE 67.5 FEET TO A POINT (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF SAID TRACK NO. 17-138); THENCE SOUTHWESTERLY ALONG A LINE TURNING AN ANGLE OF 5°32’ TO THE RIGHT OF THE LAST DESCRIBED COURSE 67.5 FEET TO A POINT (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF SAID TRACK NO. 17-138); THENCE SOUTHWESTERLY ALONG A LINE TURNING AN ANGLE OF 5° TO THE RIGHT OF THE LAST DESCRIBED COURSE 136 FEET, MORE OR LESS, TO A POINT ON THE WEST LINE OF SAID BLOCK 28 (SAID POINT BEING 9 FEET NORTHWESTERLY OF, MEASURED AT RIGHT ANGLES TO, THE CENTER LINE OF SAID TRACK NO. 17-138); THENCE NORTHWESTERLY ALONG THE WEST LINE OF SAID BLOCK 28 AND THE EXTENSION THEREOF 285 FEET, MORE OR LESS, TO THE CENTER LINE OF VACATED UTAH AVENUE; THENCE EAST ALONG THE CENTER LINE OF VACATED UTAH AVENUE 445 FEET, THENCE SOUTHWESTERLY ALONG A LINE TURNING AN ANGLE OF 114°18’ TO THE RIGHT OF THE LAST DESCRIBED COURSE 44.6 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

4

PARCEL 24:

LOT 8, IN BLOCK 21, AND THAT PART OF THE CITY OF ATCHISON USUALLY KNOWN AND DESIGNATED AS WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON, KANSAS, ATCHISON COUNTY, KANSAS.

PARCEL 25:

THE NORTH ONE HUNDRED FEET (N 100’) OF LOT SEVEN (7), IN BLOCK TWENTY-ONE (21), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 26:

THE SOUTH (S) FIFTY (50) FEET OF LOT SEVEN (LT 7), BLOCK TWENTY-ONE (BLK 21), IN WEST ATCHISON (WA), AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS, ACCORDING TO THE RECORDED PLAT THEREOF.

PARCEL 27:

THE EAST FIFTY-SIX FEET (56’) OF LOT TWENTY (20), IN BLOCK TWENTY-TWO (22), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 28:

EAST TWENTY-SIX FEET TEN INCHES (26’10”) OF LOT SEVENTEEN (17), BLOCK TWENTY-TWO (22), WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 29:

THE NORTH EIGHTY-SEVEN AND ONE-HALF FEET (N 87½’) OF LOTS ONE (1) AND TWO (2), IN BLOCK TWENTY-TWO (22), IN WEST ATCHISON.

PARCEL 30:

THE SOUTH SIXTY-TWO AND ONE-HALF FEET (62½’) OF LOT ONE (1) AND THE SOUTH SIXTY-TWO AND ONE-HALF FEET (62½’) OF LOT TWO (2), EXCEPT THE WEST TWENTY-FIVE FEET (25’) OF SAID LOT TWO (2), ALL IN BLOCK TWENTY-TWO (22), IN WEST ATCHISON, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 33:

THE NORTH SEVENTY-FOUR FEET (N 74’) OF LOTS ONE (1), TWO (2), ALL OF LOTS THREE THROUGH FOURTEEN, INCLUSIVE, (3-14) IN BLOCK FORTY (40).

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PARCEL 34:

THE SOUTH FIFTY FEET (S. 50’) OF LOTS THIRTY-SIX (36), THIRTY-SEVEN (37), THIRTY-EIGHT (38) AND THIRTY-NINE (39), IN BLOCK THIRTY-NINE (39), IN L.C. CHALLISS, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 35:

TRACT  NO. 1:

THE NORTH ONE HUNDRED TEN (110) FEET OF LOTS ELEVEN (11) TO TWENTY-ONE (21) INCLUSIVE, IN BLOCK THIRTY-TWO (32), L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS, ACCORDING TO THE PLAT THEREOF ON FILE AND OF RECORD IN THE OFFICE OF THE REGISTER OF DEEDS OF SAID ATCHISON COUNTY, INCLUDING THE FOLLOWING PORTIONS OF VACATED STREETS ADJACENT THERETO, VIZ.: THE VACATED SOUTH ELEVEN AND ONE HALF (11 ½) FEET OF MAIN STREET FROM THE CENTER OF 11TH STREET TO THE EAST LINE OF LOT ELEVEN (11) IN SAID BLOCK AND THE VACATED PORTION OF 11TH STREET FROM MAIN STREET TO THE SOUTH LINE OF SAID 110-FOOT STRIP.

TRACT NO. 2:

THE NORTH ONE HUNDRED TEN (110) FEET OF LOTS ONE (1) TO TWENTY-FOUR (24), INCLUSIVE, IN BLOCK FORTY-ONE (41), L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS, ACCORDING TO THE PLAT THEREOF ON FILE AND OF RECORD IN THE OFFICE OF THE REGISTER OF DEEDS OF SAID ATCHISON COUNTY, INCLUDING THE FOLLOWING PORTIONS OF VACATED STREETS AND ALLEYS ADJACENT THERETO, VIZ: THE VACATED ALLEY FROM MAIN STREET TO THE SOUTH LINE OF SAID 110-FOOT STRIP BETWEEN LOTS NINETEEN (19) AND TWENTY (20) IN SAID BLOCK FORTY-ONE (41) THE VACATED SOUTH ELEVEN AND ONE-HALF (11 ½) FEET OF MAIN STREET FROM THE CENTER OF 11TH STREET TO THE CENTER OF 12TH STREET, THE VACATED WEST HALF OF 11TH STREET FROM MAIN STREET TO THE SOUTH LINE OF SAID 110 FOOT STRIP AND THE VACATED EAST HALF OF 12TH STREET FROM MAIN STREET TO THE SOUTH LINE OF SAID 110-FOOT STRIP.

TRACT NO. 3:

THE EAST ONE HUNDRED FEET (E 100’) OF THE NORTH HALF (N ½) OF BLOCK FIFTY (50), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON, EXCEPTING THEREFROM A TRACT OF LAND DESCRIBED AS FOLLOWS: BEGINNING AT A POINT ON THE EAST LINE OF SAID BLOCK NO. FIFTY (50) WHICH IS 76.4 FEET SOUTH OF THE NORTHEAST CORNER OF SAID BLOCK, RUNNING THENCE IN A SOUTHWESTERLY DIRECTION 114.6 FEET TO A POINT WHICH IS 97 FEET WEST OF THE EAST LINE OF SAID BLOCK NO. FIFTY (50), THENCE RUNNING EAST 28.1 FEET, THENCE RUNNING IN A NORTHEASTERLY DIRECTION 84.1 FEET TO A POINT WHICH IS 94.1 FEET SOUTH OF THE NORTHEAST CORNER OF SAID BLOCK NO. FIFTY (50), THENCE RUNNING NORTH 17.7 FEET TO THE POINT OF BEGINNING; AND ALSO EXCEPT BEGINNING AT POINT IN THE EAST LINE OF LOT ONE (1), BLOCK FIFTY (50), IN L.C. CHALLISS ADDITION, 127.5 FEET SOUTH OF THE NORTH LINE OF SAID BLOCK FIFTY (50); THENCE SOUTH 10 FEET MORE OR LESS TO THE NORTHERLY RIGHT OF WAY LINE OF THE MISSOURI PACIFIC RAILROAD COMPANY; THENCE EASTERLY ALONG SAID NORTHERLY RIGHT OF WAY LINE 3 FEET MORE OR LESS TO SAID RAILROAD COMPANY’S NORTHWESTERLY RIGHT OF WAY LINE; THENCE NORTHEASTERLY ALONG SAID NORTHWESTERLY RIGHT OF WAY LINE 70 FEET; THENCE SOUTHWESTERLY 68 FEET MORE OR LESS, TO THE POINT OF BEGINNING. ALSO EXCEPTING THEREFROM: COMMENCING AT A POINT ON THE CENTER LINE OF 12TH STREET, 1/3 FEET SOUTH OF THE SOUTH LINE OF MAIN STREET, THENCE SOUTH ALONG THE CENTER LINE OF 12TH STREET, 66 FEET, THENCE WEST ON A LINE AT RIGHT ANGLES TO THE CENTER LINE OF 12TH STREET 111.6 FEET, THENCE IN A NORTHEASTERLY DIRECTION TO THE POINT OF BEGINNING, AND THAT PART OF VACATED 12TH STREET ADJACENT THERETO.

6

TRACT NO. 4:

ALL OF LOTS TWENTY-FIVE (25) AND TWENTY-SIX (26) AND THE WEST 0.50 FEET OF LOT TWENTY-SEVEN (27), IN BLOCK FORTY (40), IN L.C. CHALLISS ADDITION, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 36:

THE SOUTH 76 FEET OF LOTS ONE (1) AND TWO (2), IN BLOCK FORTY (40), L.C. CHALLIS ADDITION, AN ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 37:

LOTS FIFTEEN (15) AND SIXTEEN (16), IN BLOCK FORTY (40), L.C. CHALLISS ADDITION, AN ADDITION TO THE CITY OF ATCHISON.

PARCEL 38:

LOT SEVENTEEN (17), AND THE EAST TEN (10) FEET OF LOT EIGHTEEN (18), BLOCK FORTY (40) IN THE L.C. CHALLIS ADDITION TO THE CITY OF ATCHISON.

PARCEL 39:

LOT NINETEEN (19) AND THE WEST FIFTEEN FEET (W. 15’) OF LOT EIGHTEEN (18), IN BLOCK FORTY (40), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON.

PARCEL 40:

ALL OF LOTS 35 TO 38 INCLUSIVE, IN BLOCK 40, L.C. CHALLIS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS, EXCEPT THAT PART OF THE SAME THAT IS SOUTH OF THE MOST NORTHWESTERLY RIGHT OF WAY LINE OF THE MISSOURI PACIFIC RAILROAD CO. AND RUNNING THROUGH SAID LOTS IN BLOCK 40, L.C. CHALLIS ADDITION.

PARCEL 42:

ALL OF LOTS 39 AND 40 OF BLOCK 40 OF THE L. C. CHALLIS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS, AND ALL THOSE PORTIONS OF LOTS 31, 32, 33, 34, 36, 35, 36, 37 AND 38 OF SAID BLOCK 40 THAT LIE SOUTHEASTERLY AND EASTERLY OF THE SOUTHEASTERLY LINE OF THAT CERTAIN STRIP OF LAND DESCRIBED IN GENERAL WARRANTY DEED DATED OCTOBER 14, 1929, FROM MISSOURI PACIFIC RAILROAD COMPANY TO PILLSBURY FLOUR MILLS COMPANY, IDENTIFIED IN THE MISSOURI PACIFIC RAILROAD DEED RECORDS AS DOCUMENT NO. 1600306#3-2. ALSO THE NORTH 30 FEET OF LOT 42 OF BLOCK 40 OF THE L.C. CHALLIS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 43:

LOTS FIVE, SIX, SEVEN, EIGHT, NINE AND TEN (5, 6, 7, 8, 9 AND 10), BLOCK FORTY-THREE (43), IN L. C. CHALLISS ADDITION TO THE CITY OF ATCHISON, EXCEPT THAT PART HEREOF

7

DESCRIBED AS FOLLOWS; COMMENCING AT THE SOUTHWEST CORNER OF SAID LOT TEN (10), BLOCK FORTY-THREE (43), L.C. CHALLISS ADDITION, THENCE EAST ALONG THE SOUTH LINE OF LOTS TEN (10) TO FIVE (5), INCLUSIVE TO THE SOUTHEAST CORNER OF SAID LOT FIVE (5), BLOCK FORTY-THREE (43), L.C. CHALLISS ADDITION, THENCE NORTH ALONG THE EAST LINE OF SAID LOT FIVE (5), A DISTANCE OF SEVENTY-FIVE AND SIX-TENTHS (75.6) FEET, THENCE SOUTHWEST TO THE PLACE OF BEGINNING. AND ALL OF LOTS ELEVEN, TWELVE, THIRTEEN, FOURTEEN AND FIFTEEN (11, 12, 13, 14 AND 15), BLOCK FORTY-THREE (43), L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON.

PARCEL 44:

LOTS ONE (1) THROUGH SIXTEEN (16), INCLUSIVE, AND LOT TWENTY-TWO (22), IN BLOCK FORTY-EIGHT (48), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS; AND A TRACT IN THE SOUTHEAST QUARTER (SE ½) OF THE NORTHWEST QUARTER (NW ¼) OF THE SECTION ONE (1), TOWNSHIP SIX (6), RANGE TWENTY (20), DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE WEST LINE OF THIRTEENTH STREET IN THE CITY OF ATCHISON, 320 FEET NORTHWARDLY FROM THE INTERSECTION OF SAID WEST LINE WITH THE EAST AND WEST CENTER LINE OF SAID SECTION 1, THENCE SOUTHWARDLY ALONG SAID WEST LINE 15 FEET MORE OR LESS TO A POINT IN THE NORTHWESTERLY LINE OF A TRACT OF LAND CONDEMNED BY THE CITY OF ATCHISON PURSUANT TO ORDINANCE NO. 3966, REPORT OF CONDEMNATION BEING RECORDED IN BOOK 234, PAGE 523, OF THE REGISTER OF DEEDS’ OFFICE FOR ATCHISON COUNTY, THENCE SOUTHWESTWARDLY ALONG SAID NORTHWESTERLY LINE TO A POINT IN THE PROLONGATION SOUTHERLY OF THE EAST LINE OF FOURTEENTH STREET, THENCE NORTHWARDLY ALONG SAID PROLONGATION 390’ MORE OR LESS TO AN INTERSECTION WITH THE SOUTHEASTERLY LINE OF PROPERTY OF THE ATCHISON, TOPEKA AND SANTA FE RAILWAY COMPANY, THENCE NORTHEASTWARDLY ALONG SAID SOUTHEASTERLY LINE 610 FEET MORE OR LESS TO A POINT IN THE WEST LINE OF THIRTEENTH STREET VACATED UNDER ORDINANCE NO. 3192 DATED MAY 24, 1915, THENCE EASTWARDLY BY A STRAIGHT LINE AT RIGHT ANGLES TO SAID WEST LINE OF THIRTEENTH STREET 30 FEET TO THE CENTER LINE OF SAID THIRTEENTH STREET VACATED, THENCE SOUTHWARDLY ALONG SAID CENTER LINE 400 FEET MORE OR LESS TO THE SOUTHERLY LINE OF THAT PART OF THIRTEENTH STREET VACATED UNDER SAID ORDINANCE, THENCE WESTWARDLY ALONG SAID SOUTHERLY LINE 30 FEET TO THE POINT OF BEGINNING, CONTAINING 5.85 ACRES MORE OR LESS.

PARCEL 45:

LOTS ONE AND TWO (1 & 2) AND THE NORTH SIXTY-FIVE FEET (N 65’) AND THE EAST HALF (E ½) OF THE SOUTH EIGHTY-FIVE FEET (S 85’) OF LOT THREE (3) IN BLOCK FIFTY-ONE (51), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON.

PARCEL 46:

LOTS THIRTEEN AND FOURTEEN (LTS 13 & 14), BLOCK FIFTY-ONE (BLK 51), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 47:

ALL OF LOTS TWENTY THREE (23) AND TWENTY FOUR (24), IN BLOCK FIFTY-ONE (51) IN THAT PART OF THE CITY OF ATCHISON KNOWN AND DESIGNATED AS L.C. CHALLISS ADDITION.

8

PARCEL 48:

LOTS NINETEEN (19), TWENTY (20), TWENTY-ONE (21) AND TWENTY-TWO (22), BLOCK FIFTY-ONE (51), L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON, ATCHISON COUNTY, KANSAS.

PARCEL 49:

LOTS FIFTEEN (15), SIXTEEN (16), SEVENTEEN (17), AND EIGHTEEN (18), BLOCK FIFTY-ONE (51), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON.

PARCEL 50:

THE WEST ONE-HALF (1/2) OF THE SOUTH EIGHTY-FIVE FEET (S 85’) OF LOT THREE (3), AND ALL OF LOTS FOUR THROUGH TWELVE (4-12), BLOCK FIFTY-ONE (51), IN L.C. CHALLISS ADDITION TO THE CITY OF ATCHISON.

9

Description of Property located in Pottawatomie County, Kansas

(Onaga Manufacturing Facility)

The land referred to herein is situated in the State of Kansas, County of Pottawatomie, described as follows:

A tract of land located in the Northeast Quarter of the Southeast Quarter of Section 34, Township 6 South, Range 11 East of the 6th P.M. in Pottawatomie County, Kansas, more particularly described as follows:

Commencing at the point of intersection of the center line of the Union Pacific Railroad Company main track, as located in August, 1988 with the East Right-of-Way line of Leonard Street, a public street; thence along the East Right-of-Way line of said Leonard Street South 394.00 feet to the Northwest corner of the Kermit Fairbanks tract as described on Page 144 of Book 164 at the Pottawatomie County Register of Deeds; thence along the Northerly line or extended Northerly line of the said Fairbanks tract and the Northerly line of the Onaga Area Community Center Fund tract as described on Page 355 of Book 228 at the Pottawatomie County Register of Deeds, being the Southerly line of the Onaga Waterworks Tract, S. 82°52’25” E. 280.00 feet to the point of beginning, being corner 1, marked by a one-half inch iron bar; said corner 1 being the Southeast corner of the said Onaga City Waterworks Tract; thence continuing along the Northerly line of said Onaga Area Community Center Fund Tract, S 82°52’25” E. 35.54 feet to the Northeast corner of the said Onaga Area Community Center Fund Tract, being Corner 2, marked by a one-half inch iron bar; thence along the Easterly line of the said Onaga Area Community Center Fund Tract, being parallel to and 214.00 feet perpendicular from the Easterly line of the said Fairbanks Tract, South 382.01 feet to the Northerly Right-of-Way line of a public road, known as the John Selbach Road, being corner 3 marked by a one-half inch iron bar; thence traversing along the Northerly Right-of-Way line of said John Selbach Road the following three courses:

(1) S. 64°27’15” E., 312.76 feet to Corner 4, marked by a one-half inch iron bar;

(2) on a curve to the left with a radius of 640.87 feet an arc length of 209.85 feet, chord of said curve bears S. 73°50’04” E. 208.91 feet to Corner 5, marked by a one-half inch iron bar;

(3) S. 83°12’53” E. 123.97 feet to the Southwesterly Right-of-way line of the Union Pacific Railroad Company, being corner 6, marked by a one-half inch iron bar, said Corner 6 being 740.27 feet S. O°11’13” W. and 387.41 feet N. 89°48’47” W. from the East Quarter corner of said Section 34; thence along the Southwesterly right-of-way line of the Union Pacific Railroad Company on a curve to the left with a radius of 3762.74 feet (chord definition) an arc length of 936.82 feet, chord of said curve bears N. 43°19’52” W., 934.40 feet to Corner 7, marked by a one-half inch iron bar, said corner 7 being on the Easterly line of the said Onaga City Waterworks tract thence along the Easterly line of the said Onaga City Waterworks tract South 85.58 feet to the point of beginning, containing 3.83 acres, as described in Deed Book 461 Page 48.

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Description of Property located in Wyandotte County, Kansas

(KCK Lot)

The land referred to herein is situated in the State of Kansas, County of Wyandotte, described as follows:

TRACT 1:

A TRACT OF LAND IN THE SOUTHEAST QUARTER OF SECTION 15, TOWNSHIP 11 SOUTH, RANGE 25 EAST OF THE SIXTH PRINCIPAL MERIDIAN IN KANSAS CITY, WYANDOTTE COUNTY, KANSAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT WHICH IS 27.22 FEET NORTH OF THE CENTER LINE OF VACATED CARR AVENUE AND 347.50 FEET EAST OF THE EAST RIGHT-OF-WAY LINE OF VACATED 1ST STREET AS SAID RIGHTS-OF-WAY ARE NOW ESTABLISHED, SAID POINT ALSO BEING 1513.24 FEET NORTH AND 1461.42 FEET EAST OF THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 15;

THENCE NORTH 0° 20’ 15” WEST, 2.78 FEET, ALONG A LINE PARALLEL WITH AND 347.50 FEET EAST OF THE EAST RIGHT-OF-WAY LINE OF VACATED 1ST STREET, TO A POINT ON THE NORTH LINE OF VACATED CARR AVENUE, SAID POINT ALSO BEING THE SOUTHEAST CORNER OF LOT 14, BLOCK 10 IN “MCALPINES ADDITION TO ARMOURDALE”;

THENCE NORTH 0° 16’ 33” WEST, 407.70 FEET, ALONG A LINE WHICH MAKES AN ANGLE OF 90° 05’ IN THE NORTHWEST QUADRANT WITH THE NORTH LINE OF VACATED CARR AVENUE;

THENCE NORTH 61° 33’ 27” EAST, 379.10 FEET;

THENCE NORTH 28° 23’ 27” EAST, 131.33 FEET TO THE SOUTHWEST CORNER OF A TRACT OF LAND CONVEYED TO THE UNION PACIFIC RAILROAD COMPANY BY SWIFT & COMPANY, AS RECORDED IN BOOK 2490 AT PAGE 301 ON JANUARY 5, 1976;

THENCE SOUTHEASTERLY 495.71 FEET, ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 433.11 FEET THROUGH A CENTRAL ANGLE OF 65° 43’ 17” AND TO WHICH THE CENTER OF SAID CURVE BEARS SOUTH 1° 06’ 57” WEST, TO A POINT 15.0 FEET WESTERLY AND AT RIGHT ANGLES TO THE CENTER OF THE ARMOURDALE SPUR OF THE UNION PACIFIC RAILROAD, AS NOW ESTABLISHED;

THENCE SOUTH 14° 50’ 16” EAST, 233.82 FEET, ALONG A LINE PARALLEL WITH AND 15.0 FEET WESTERLY FROM THE CENTER LINE OF SAID SPUR TRACK;

THENCE SOUTHEASTERLY 245.16 FEET, ALONG A CURVE CONCAVE TO THE SOUTHWEST, TANGENT TO THE LAST DESCRIBED COURSE 15.00 FEET WESTERLY OF AND PARALLEL TO THE CENTER LINE OF SAID SPUR TRACK, HAVING A RADIUS OF 2774.03 FEET THROUGH A CENTRAL ANGLE OF 5° 03’ 50”, TO A POINT;

THENCE SOUTHERLY 65.74 FEET, ALONG A NON-TANGENT CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 463.34 FEET THROUGH A CENTRAL ANGLE OF 8° 08’ 09” AND TO WHICH THE CENTER OF THE CIRCLE OF SAID CURVE BEARS SOUTH 81° 36’ 03” WEST, TO A POINT WHICH IS 20.46 FEET WESTERLY OF AND PARALLEL TO THE CENTER LINE OF SAID SPUR TRACK;

THENCE NORTH 84° 28’ 27” WEST, 904.85 FEET, TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED, LESS THAT PART TAKEN OR USED FOR ROAD PURPOSES.

11

CONTAINING 517,722 SQUARE FEET OR 11.8853 ACRES, MORE OR LESS.

TRACT 2:

EASEMENT RIGHTS IN THE FOLLOWING TRACT OF LAND:

A TRACT OF LAND IN THE SOUTHEAST QUARTER OF SECTION 15, TOWNSHIP 11 SOUTH, RANGE 25 EAST OF THE SIXTH PRINCIPAL MERIDIAN IN KANSAS CITY, WYANDOTTE COUNTY, KANSAS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE NORTH RIGHT-OF-WAY LINE OF BERGER AVENUE, AS NOW ESTABLISHED, SAID POINT BEING 343.29 FEET EAST OF THE EAST RIGHT-OF-WAY LINE OF 1ST STREET, VACATED BY ORDINANCE NO. 40124, SAID POINT ALSO BEING 906.0 FEET NORTH AND 1460.79 FEET EAST OF THE SOUTHWEST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 15;

THENCE NORTH 87° 28’ 40” EAST 471.80 FEET, ON THE SAID NORTH RIGHT-OF-WAY LINE OF BERGER AVENUE TO THE POINT OF BEGINNING;

THENCE NORTH 02° 31’ 20” WEST 33.40 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 45.00 FEET;

THENCE NORTHEASTERLY 71.75 FEET ON SAID CURVE, THROUGH A CENTRAL ANGLE OF 91° 21’ 20”;

THENCE NORTH 88° 50’ 00” EAST 148.47 FEET TO A POINT ON A COMMON LINE BETWEEN THIS EASEMENT AND AN ACCESS EASEMENT IN BOOK 4253 ON PAGE 127 NOW TERMINATED IN THE WYANDOTTE COUNTY REGISTER OF DEEDS OFFICE BEING A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 432.30 FEET;

THENCE NORTHEASTERLY 96.20 FEET, ON SAID CURVE LINE THROUGH A CENTRAL ANGLE OF 12° 44’ 59”;

THENCE NORTH 35°00’53” EAST 12.06 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 431.80 FEET;

THENCE NORTHEASTERLY 129.60 FEET, ON SAID CURVE THROUGH A CENTRAL ANGLE OF 17°11’49”;

THENCE NORTH 19°23’36” EAST 134.86 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 2708.94 FEET;

THENCE NORTHWESTERLY 42.19 FEET, ON SAID CURVE THROUGH A CENTRAL ANGLE OF 00°53’32”, TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 423.34 FEET;

THENCE NORTHERLY 91.09 FEET, ON SAID CURVE THROUGH A CENTRAL ANGLE OF 12°19’40” TO A POINT ON THE NORTHERLY BOUNDARY OF SAID PARCEL OF LAND;

THENCE SOUTH 86°38’14”EAST 40.22 FEET ON SAID NORTHERLY BOUNDARY OF SAID PARCEL TO THE NORTHEAST CORNER OF SAID PARCEL, 20.5 FEET WESTERLY OF AND PARALLEL TO THE CENTER OF THE ARMOURDALE SPUR OF THE UNION PACIFIC RAILROAD AS NOW

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ESTABLISHED, AND THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 463.34 FEET;

THENCE SOUTHERLY 88.70 FEET, ON SAID CURVE AND EASTERLY BOUNDARY OF SAID PARCEL THROUGH A CENTRAL ANGLE OF 10°58’07” AND THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 2748.94 FEET;

THENCE SOUTHEASTERLY 46.30 FEET, ON SAID CURVE AND EASTERLY BOUNDARY OF SAID PARCEL, THROUGH A CENTRAL ANGLE OF 00°57’54;

THENCE SOUTH 19°23’36” WEST 144.58 FEET ON SAID EASTERLY BOUNDARY OF SAID PARCEL TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 471.80 FEET;

THENCE SOUTHWESTERLY 141.05 FEET, ON SAID CURVE AND EASTERLY BOUNDARY OF SAID PARCEL THROUGH A CENTRAL ANGLE OF 17°07’43;

THENCE SOUTH 35°00’53” WEST 12.61 FEET ON SAID EASTERLY BOUNDARY OF SAID PARCEL, TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 472.30 FEET;

THENCE SOUTHWESTERLY 103.69 FEET, ON SAID CURVE AND EASTERLY BOUNDARY OF SAID PARCEL THROUGH A CENTRAL ANGLE OF 12°34’44”;

THENCE SOUTH 88° 50’ 00” WEST 175.04 FEET TO A POINT ON A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 15.00 FEET;

THENCE SOUTHWESTERLY AND SOUTH 23.92 FEET, THROUGH A CENTRAL ANGLE OF 91° 21’ 20”;

THENCE SOUTH 02° 31’ 20” EAST 33.40 FEET TO A POINT ON THE SAID NORTH RIGHT-OF-WAY LINE OF BERGER AVENUE;

THENCE SOUTH 87° 28’ 40” WEST 30.00 FEET ON THE SAID NORTH RIGHT-OF-WAY LINE OF BERGER AVENUE TO THE POINT OF BEGINNING, CONTAINING 28,148 SQUARE FEET OR 0.65 ACRES, MORE OR LESS.

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